Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of The First American Corporation, a California corporation (the “Corporation”), hereby constitute and appoint Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-3 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the Common stock, par value $1.00 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.

Date: November 28, 2008	By:	/s/ Parker S. Kennedy
Parker S. Kennedy, Chairman

Date: November 24, 2008	By:	/s/ George L. Argyros
Hon. George L. Argyros, Director

Date:	By:
Bruce S. Bennett, Director

Date: November 24, 2008	By:	/s/ J. David Chatham
J. David Chatham, Director

Date:	By:
Glenn C. Christenson, Director

Date: November 24, 2008	By:	/s/ William G. Davis
Hon. William G. Davis, Director

Date:	By:
James L. Doti, Director

Date: November 28, 2008	By:	/s/ Lewis W. Douglas, Jr.
Lewis W. Douglas, Jr., Director

Date: November 20, 2008	By:	/s/ Christopher V. Greetham
Christopher V. Greetham, Director

Date: November 28, 2008	By:	/s/ Thomas C. O’Brien
Thomas C. O’Brien, Director

Date:	By:
Frank E. O’Bryan, Director

Date: November 28, 2008	By:	/s/ Roslyn B. Payne
Roslyn B. Payne, Director

Date: November 28, 2008	By:	/s/ D. Van Skilling
D. Van Skilling, Director

Date:	By:
Patrick F. Stone, Director

Date:	By:
Herbert B. Tasker, Director

Date: November 28, 2008	By:	/s/ Virginia M. Ueberroth
Virginia M. Ueberroth, Director

Date:	By:
Mary Lee Widener, Director